FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rachel Carr
CONTACT:	Dan Klores Communications
212-981-5253
rachel_carr@dkcnews.com

FUSION ENTERS INTO MARKETING ALLIANCE WITH MASTERCARD WORLDWIDE

FUSION TO OFFER ITS EFONICA PREMIUM VoIP COMMUNICATIONS SERVICES TO MASTERCARD CARDHOLDERS

NEW YORK, October 3, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, today announced that it has entered into a retail marketing alliance with MasterCard Worldwide to offer its suite of premium paid Efonica services to MasterCard cardholders. As part of the agreement, Fusion will market its premium paid Efonica VoIP services via www.mastercard.com.

“Fusion is very pleased to enter into this alliance to market our premium paid Efonica VoIP services to MasterCard cardholders. We believe we have created a significant promotion for MasterCard that will enable its cardholders to realize the substantial benefits of Efonica while allowing Fusion to drive sales of our paid Efonica services”, said Matthew Rosen, President and CEO of Fusion.

“We believe Efonica’s VoIP services, coupled with an exclusive MasterCard promotion, will be of value to MasterCard cardholders by providing an incentive to keep in touch with friends and family,” said Cheryl Guerin, Vice President of Promotions and Interactive for MasterCard Worldwide.

Efonica offers consumers the ability to call each other using their existing landline or mobile telephone numbers. Calls can be made to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), connected to either a wireless, broadband or dial-up Internet connection. The service was introduced incorporating Fusion’s patent-pending Worldwide Internet Area CodeTM, which combined with a subscriber’s existing telephone number, further simplifies the process of making a call. Consumers subscribe to Efonica by visiting www.efonica.com and completing an easy registration process.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between markets worldwide, including emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

About MasterCard Worldwide

MasterCard Worldwide advances global commerce by providing a critical economic link between financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes close to 14 billion payments each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard Worldwide serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercardworldwide.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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